Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

TrustCo Bank Corp NY:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Trustco Bank Corp NY of our report dated March 6, 2015 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Trustco Bank Corp NY for the year ended December 31, 2014.

/s/ Crowe Horwath LLP
New York, New York
August 31, 2015